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                                                                   EXHIBIT 23(g)


               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports on the December 31, 1996 financial statements of Wells Capital, Inc., Wells Partners, L.P., Wells Real Estate Fund X, L.P., and Wells Real Estate Fund XI, L.P. and to all references to our firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 12, 1997